SEVERANCE AGREEMENT

AND GENERAL RELEASE

THIS SEVERANCE AGREEMENT AND GENERAL RELEASE (“Agreement”) is made effective as of the date set forth below by and between Justin Begnaud (“Employee”), on the one hand, and each of Crimson Forest Entertainment Group, Inc., a Nevada corporation (“Crimson”), Crimson Forest Entertainment (USA) LLC, a California limited liability company, Unknown Caller LLC, a California limited liability company, Convergence The Movie, LLC, a California limited liability company, Nian The Movie, LLC, a California limited liability company, Crimson Forest Films (Canada) Ltd., a British Columbia company, and Crimson Forest Films Pty Ltd, an Australian company (severally and collectively, “Company”), on the other hand. In consideration of the mutual covenants, terms and conditions contained herein, Employee and Company agree as follows:

1. Separation of Employment: Employee resigned from his positions with all companies comprising the Company, and has been separated for all purposes effective December 31, 2014 (the “Effective Date”). As of the Effective Date, Employee also resigned from the Board of Directors of Crimson, as well as any and all officer positions held by Employee with Crimson and all other companies comprising the Company. Employee acknowledges that he has received full payment for any and all outstanding wages, commissions, bonuses, business expenses and accrued but unused vacation pay, and that Employee is not owed any further payment as a result of his employment by the Company, except as set forth below. The Company shall reflect such resignation on its Form 8-K filing with the SEC reflecting this event. As of the Effective Date, Employee also resigns as an officer, director and/or manager of any other direct or indirect subsidiaries of the Company, to the extent Employee ever held any such positions.

2. Payment: In exchange for Employee’s entering into this Agreement, Company agrees to pay to Employee c/o Costa Abrams & Coate, LLP Attorney Client Trust Account (the “CA&C Account”), the total gross sum of ten thousand dollars ($10,000), less only such deductions as may be made by the receiving bank. This amount includes all expenses associated with Employee’s employment by Company, including, without limitation, Employee’s recent trip to Hawaii on behalf of the Company (including his decision to include family members on such trip). Company will make this payment to the CA&C Account within three (3) business days of: (i) Company’s receipt of this Agreement duly executed by Employee, and the Certificate of Results and Proceeds attached hereto as Exhibit “A”, and (ii) Employee’s return of all Company property as specified in Paragraph 6(f) below. This Agreement will not become effective until the funds referenced above have actually been received by Costa Abrams & Coate, LLP on behalf of Employee as described above. Employee shall cause Costa Abrams & Coate to send a written confirmation of the funds so received to Stephen L. Saltzman of Loeb & Loeb LLP on the date of receipt thereof.

3. General Release: For and in consideration of the payments and other benefits described above in Paragraph 2 to which Employee is not otherwise entitled, and other good and valuable consideration:

(a) Employee hereby voluntarily, knowingly and willingly releases, acquits and forever discharges the Company and each of its former, current and future parents, subsidiaries, divisions, affiliates, predecessors, successors and assigns, and each of their respective current, former and future agents, employees, officers, directors, shareholders, joint venturers, attorneys, members, representatives, predecessors, successors, assigns, owners and servants (each, an “Affiliate”) from any and all claims, costs or expenses of any kind or nature whatsoever, whether known or unknown, foreseen or unforeseen, including without limitation, any claims for producer fees of any type with respect to any Company project, any claims for any equity interests or options in any Company, any claim for unrealized bonuses or dividends, any claims for breach of contract or producer or executive producer credits of any type, any employment related discrimination or harassment claims under the Americans with Disabilities Act, Title VII of the Civil Rights Act, the Family Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, the Fair Labor Standards Act, the Employment Retirement Income Security Act, the California Constitution, and/or the California Labor Code (including without limitation Labor Code § 132(a) or any claims for serious and willful conduct allegedly engaged in by the Company), or under common law, which against any or all of them Employee ever had, now has or hereinafter may have, up to and including the date of his execution of this Agreement, including, without limitation, those arising out of or in any way related to Employee’s employment at the Company or the separation of that employment.

(b) It is a condition hereof, and it is Employee’s intention in the execution of the General Release in subparagraph 3(a), above, that the same shall be effective as a bar to each and every claim specified above, and in furtherance of this intention, each Party hereby expressly waives any and all rights and benefits conferred upon the other by Section 1542 of the California Civil Code, or by any other statute, rule or common law doctrine of any other jurisdiction or territory that is similar, comparable, equivalent to, or has the effect of California Civil Code section 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the Release, which if known by him or her must have materially affected his or her settlement with the debtor.

(c) Notwithstanding Employee’s General Release above, the Parties acknowledge and agree that such release will not effect Employee’s rights to seek indemnification to the full extent authorized by California Labor Code § 2802.

(d) The Company hereby voluntarily, knowingly and willingly releases, acquits and forever discharges Employee from any and all claims, costs or expenses of any kind or nature whatsoever which the Company ever had, now has or hereinafter may have, up to and including the date of the Company’s execution of this Agreement, including, without limitation, those arising out of or in any way related to Employee’s employment with the Company or the separation of that employment; provided, however, that this release shall not act as a release or waiver of any kind as to any of the Company’s rights against Employee for (i) actions of which the Chief Executive Officer of Crimson does not have actual knowledge on the date hereof, or (ii) actions constituting gross negligence or willful or intentional misconduct, including without limitation, defamation of the Company or any Affiliate.

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4. Confidentiality: Except for disclosure and filing of Mr. Begnaud’s resignation with the Securities and Exchange Commission as required by applicable rules and regulations, absent prior express written approval and permission of the Company, the parties hereto will mutually keep confidential and not make public or reveal to any person, firm, corporation, association, partnership or entity of any identity or kind whatsoever, including, without limitation, any current, former or future employees of Company or any of its affiliated, subsidiary or parent companies, any information regarding the terms or existence of this Agreement, including, without limitation, the payment Employee is receiving hereunder. This confidentiality proscription shall not apply to Employee or Company (as applicable), providing any such information to Employee’s spouse, any Party’s accountant, tax consultant and/or the duly designated taxing authorities of the United States of America and/or the State of California or unless otherwise compelled to disclose such information by law, or with respect to the enforcement of a Party’s rights hereunder.

5. Breach or Misrepresentation: In the event of any breach by Employee of any provision of this Agreement, including, without limitation, the Fourth paragraph hereof, Company shall be entitled to seek a decree of specific performance against Loanout and/or Employee, as applicable. Such remedy, however, shall be cumulative and non-exclusive, and shall be in addition to any other remedy to which Company may be entitled.

6. Miscellaneous:

(a) Employee represents and warrants to the Company that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, corporation or entity any claim or other matter herein released. Employee agrees to indemnify Company and anyone else released by this Agreement and hold them harmless against any claims, costs or expenses, including, without limitation, attorneys’ fees actually paid or incurred, arising out of, related to or in any manner whatsoever connected with any such transfer of assignment or purported to claimed transfer or assignment.

(b) With the exception of any confidentiality and dispute resolution policies or agreements, which shall supplement but not supersede this Agreement, this Agreement sets forth the entire agreement among Employee and Company and fully supersedes any and all prior agreements or understandings between or among them pertaining to the subject matter of this Agreement. It may not be altered, modified, amended or changed, in whole or in part, except in writing executed by Employee and Company.

(c) Should any provision or term or part of a provision or term, of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, provision or terms shall not be affected thereby and said illegal or invalid part, provision or term shall not be deemed to be a part of this Agreement.

(d) This Agreement shall be governed by the laws of the State of California.

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(e) Nothing contained in this Agreement nor the fact that the parties sign this Agreement shall be considered as an admission of any type by any Party.

(f) Employee agrees that he will promptly return all Company property and equipment in his possession, including all business files, records and keys.

(g) Employee acknowledges that (i) he has been advised by counsel (namely, Costa Abrams & Coate, LLP) regarding any potential claims as well as the terms and conditions of this Agreement before executing it, (ii) he fully understands the terms of this Agreement including, without limitation, the significance and consequences of the General Release in Paragraph 3, above, (iii) he is executing this Agreement in exchange for consideration in addition to anything of value to which he is already entitled, and (iv) he is fully satisfied with the terms of this Agreement and is executing this Agreement voluntarily, knowingly and willingly and without duress.

[Signatures on following pages]

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IN WITNESS HEREOF, this Agreement is entered into as set forth below in Los Angeles, California.

Crimson Forest Entertainment Group, Inc.,			Justin Begnaud
a Nevada corporation			[Employee]

By:	/s/ Jonathan Lim		/s/ Justin Begnaud
	Jonathan Lim		Justin Begnaud
Title:	Chief Executive Officer

Dated:	January 30, 2015	Dated:	January 30, 2015

Crimson Forest Entertainment (USA) LLC, a California limited liability company

By:	/s/ Jonathan Lim
Jonathan Lim
Title:	Manager / Authorized Signatory

Dated:	January 30, 2015

Unknown Caller LLC, a California limited liability company

By:	/s/ Jonathan Lim
Jonathan Lim
Title:	Manager / Authorized Signatory

Dated:	January 30, 2015

Crimson Forest Films (Canada) Ltd., a British Columbia company

By:	/s/ Jonathan Lim
Jonathan Lim
Title:	Manager / Authorized Signatory

Dated:	January 30, 2015

[Signatures continue on following page]

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Crimson Forest Films Pty Ltd., an Australian company

By:	/s/ Jonathan Lim
Jonathan Lim
Title:	Manager / Authorized Signatory

Dated:	January 30, 2015

Convergence The Movie, LLC a California limited liability company

By:	/s/ Jonathan Lim
Jonathan Lim
Title:	Manager / Authorized Signatory

Dated:	January 30, 2015

Nian The Movie, LLC a California limited liability company

By:	/s/ Jonathan Lim
Jonathan Lim
Title:	Manager / Authorized Signatory

Dated:	January 30, 2015

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EXHIBIT “A”

CERTIFICATE OF RESULTS AND PROCEEDS

For good and valuable consideration receipt of which is hereby acknowledged, Justin Begnaud (“Employee”) hereby acknowledges, certifies and agrees that all results and proceeds of every kind of the services heretofore rendered by Employee in connection with all motion picture projects currently in development at Crimson Forest Entertainment Group, Inc. (“Company”), defined herein as 1) “Unknown Caller” aka “Life Unknown”; 2) Untitled Nian Monster Project; 3) “Convergence” and 4) “Impulse,” and including, without limitation, that certain project presently entitled “Life Unknown” (severally and collectively, the “Projects”), including without limitation, all related ideas, suggestions, themes, plots, stories, characterizations, dialogue, titles and other material, whether in writing or not in writing, at any time heretofore or hereafter created or contributed by Employee which in any way relate to the Projects or to the material on which the Projects will be based (collectively, “Material”), if any, are and shall be deemed to be works made for hire for Company under US copyright law. Accordingly, Company is and shall be considered the author and, at all stages of completion, the sole and exclusive owner of the Material and all right, title and interest therein (the “Rights”). The Rights shall include without limitation all copyrights, neighboring rights, trademarks and any and all other ownership and exploitation rights in the Material now or hereafter recognized in any and all territories and jurisdictions including, by way of illustration, production, reproduction, distribution, adaptation, performance, fixation, rental and lending rights, exhibition, broadcast and all other rights of communication to the public, and the right to exploit the Material throughout the universe in perpetuity in all media, markets and languages and in any manner now known or hereafter devised. If under any applicable law the fact that the Material is a work made for hire is not effective to place authorship and ownership of the Material and the Projects and all rights therein in Company, then to the fullest extent allowable and for the full term of protection otherwise accorded to Employee under such applicable law, Employee hereby assigns and transfers to Company the Rights and, in connection therewith, any and all right, title and interest of Employee in the Projects and any other works now or hereafter created containing the Material.

Employee hereby grants Company the right to change, add to, take from, translate, reformat or reprocess the Material in any manner Company may in its sole discretion determine. To the fullest extent allowable under any applicable law, Employee hereby irrevocably waives or assigns to Company Employee’s so-called “moral rights” or “droit moral”. Employee expressly acknowledges that many parties will contribute to the Projects and other works that will embody all or part of the Material. Accordingly, if under any applicable law the above waiver or assignment by Employee of “moral rights” or “droit moral” is not effective, then Employee agrees to exercise such rights in a manner which recognizes the contribution of and will not have a material adverse effect upon such other parties.

Employee will, upon request, execute, acknowledge and deliver to Company any and all documents consistent herewith that Company may deem reasonably necessary to evidence and effectuate all or any of Company’s rights hereunder. Upon Employee’s failure to execute any of the aforementioned instruments within five (5) business days of Company’s request therefor, Employee hereby irrevocably appoints Company as attorney-in-fact with full power to execute, acknowledge, deliver and record in the U.S. Copyright Office or elsewhere any and all such documents Employee fails to execute, acknowledge and deliver. The appointment shall be a power coupled with an interest. Company shall provide Employee with copies of all documents so executed on Employee’s behalf, provided Company’s failure to do so shall not be considered a breach hereunder.

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This Certificate of Results and Proceeds may be assigned freely by Company and such assignment shall be binding upon the Employee and inure to the benefit of such assignee; provided that if such assignment is to other than a “major” or “mini-major” motion Projects or television company, or other similarly financially responsible party, Company shall remain secondarily liable. Employee hereby covenants and agrees that Employee shall not have or be deemed to have any lien, charge or other encumbrance upon any of the rights conveyed to Company herein or proceeds derived therefrom, and that no act of or omission by Company, nor any other act, omission or event of any kind, shall terminate or otherwise adversely affect Company’s ownership of the rights conveyed herein. Employee’s sole remedy for any breach or alleged breach by Company shall be an action at law to recover such damages as may have been actually suffered by Employee as a result thereof. Employee hereby waives any right or remedy in equity, including without limitation, the right to seek injunctive relief. Nothing herein shall obligate Company to distribute, release or otherwise exploit any of the Material or the Projects or any element thereof or any other project, product or production based on or utilizing the Material or the Projects. This Certificate of Results and Proceeds shall be fully effective according to its terms upon signature hereof. In the event of any conflict between this Certificate and the main agreement between the parties for Employee’s services for the Projects, the main agreement shall control. This Certificate shall be governed by the laws of the State of California applicable to agreements executed and to be performed entirely therein.

Executed as of December 31, 2014

/s/ Justin Begnaud
JUSTIN BEGNAUD

ACKNOWLEDGED AND AGREED:

Crimson Forest Entertainment Group, Inc.

By:	/s/ Jonathan Lim

Its:	Authorized Representative

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